For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com




                                                   Immediate Release
                                                   Thursday, February 24, 2005

              WEB CAST TO DESCRIBE MATSON'S NEW GUAM CHINA SERVICE
              ----------------------------------------------------
         New Ships Resolve Guam Service Replacement Dilemma, Add Upside

         Honolulu (February 24, 2005)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) will conduct a web cast on the subject of the just-announced new Guam China service by its subsidiary, Matson Navigation Company, Inc. The web cast will be at 11:30 a.m. EST on Friday, February 25. Participants will be Allen Doane, A&B president and chief executive officer, James Andrasick, Matson president and chief executive officer and Chris Benjamin, A&B vice president and chief financial officer. Listeners can access the web cast on A&B's corporate website, www.alexanderbaldwin.com via a link called "Matson's Guam China Service Web Cast, February 25, 2005, 11:30 a.m. EST."

         Matson announced today that, in February 2006, following the expiration of a strategic alliance agreement with another carrier to serve Guam, it would replace the present Guam service with an integrated Hawaii-Guam-China service. Planned routing includes Honolulu, Guam, two ports in China and Long Beach. The new service will employ three existing Matson ships along with two new container ships in a five-ship string that will provide weekly service. In China, the vessels will be loaded with eastbound cargo destined for the U.S. West Coast. The service will be unique among the trans-Pacific services because it will combine a secure and growing base of westbound freight to Hawaii and Guam with eastbound freight from the robust Asia market.

         "This decision allows Matson to retain its competitive position in the Guam service, while simultaneously strengthening the Hawaii service and adding a new growth opportunity with carriage of cargo from China," said Allen Doane, president and chief executive officer of A&B. "The greater operating efficiencies of these new ships will directly benefit our core market--Hawaii--at the same time that they greatly expand Matson's reach into new markets.

         "We can take advantage of this opportunity because the Company has a strong balance sheet, has the use of a Capital Construction Fund to provide tax-advantaged funding of ships and can employ the strong cash flow from its shipping business to fund the investments and related debt.

         "At the same time, A&B has all the necessary elements to sustain its growth momentum in Hawaii real estate. We have a committed management team at A&B Properties and ample capital resources to pursue value-enhancing investments. Our track record has been excellent and we are optimistic about our future opportunities in Hawaii real estate. With Matson's new Guam China service and A&B Properties' ongoing investment in Hawaii real estate, we also continue to be optimistic about A&B's ability to create long-term value for our shareholders."

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, failure or delay in acquiring the subject vessels, the cost and availability of resources needed to start a replacement service, and the pace and uncertainty in developing new shipping markets. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.

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